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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 dated October 14, 1988 and Form S-8 dated December 28, 1994) pertaining to the 1988 Incentive Stock Option Plan and the 1994 Incentive Stock Option Plan of K2 Inc. of our report dated February 17, 1999, with respect to the consolidated financial statements of K2 Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1998.

                                          ERNST & YOUNG LLP

Los Angeles, California
March 30, 1999